CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Equity Fund:

We consent to the use of our report dated February 25, 2016, with respect to the financial statements and financial highlights of Oppenheimer Equity Fund as of December 31, 2015, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Combined Prospectus/Proxy Statement filed on form N-14.

/s/KPMG

KPMG LLP

Denver, Colorado

December 9, 2016